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                                                                      Exhibit 21
                                                                      ----------

                      SUBSIDIARIES OF MARCAM CORPORATION

     Unless otherwise noted, the Company owns, directly or indirectly, 100% of the outstanding voting securities of the following corporations

                                                   Jurisdiction of
  Name                                             Incorporation
  ----                                             -------------

GmbH Holdings Corporation                          Delaware

MaCam K.K.                                         Japan

Maincor Consulting Inc.                            Canada

Mapics, Inc.                                       Delaware

Marcam Argentina S.A.(1)                           Argentina

Marcam Asia Pacific Pte. Ltd.                      Singapore

Marcam Australia Pty Limited                       Australia

Marcam Belgium S.A.                                Belgium

Marcam do Brazil Sistemas Ltda.                    Brazil

Marcam Canada Corporation                          Canada

Marcam Canada Holding Corporation                  Canada

Marcam China Limited                               Hong Kong

Marcam Europe Limited (2)                          United Kingdom

Marcam Europe Middle East & Africa S.a.r.l.        France

Marcam France S.a.r.l.                             France

Marcam GmbH                                        Germany

Marcam International Corporation                   Barbados

Marcam International Sales Corporation             Virgin Islands

Marcam Nederland B.V.                              Holland

Marcam Securities Corporation                      Massachusetts

Marcam Solutions Ltd.                              United Kingdom

Marcam UK Company                                  United Kingdom

Marcam World Trade Corporation                     Delaware
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ShawWare, Inc.                                     Oregon

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(1)  1% owned by Gonzalo E. Caceres
(2)  1% owned by Paul A. Margolis